Exhibit 23

Independent Auditors’ Consent

We consent to the incorporation by reference in Registration Statement No. 333-90239 of Ventiv Health, Inc.'s Form S-8, of our report dated March 12, 2004, appearing in this Annual Report on Form 10-K of Ventiv Health, Inc. for the year ended December 31, 2003.

/ s/ Deloitte & Touche LLP

Parsippany, New Jersey
March 12, 2004